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                                                                     EXHIBIT 11



                       COMPUTATION OF PER SHARE EARNINGS




                                                                     Year Ended February 29/28
                                                          ---------------------------------------------------
                                                               1997              1996              1995
                                                          ---------------   ---------------   ---------------
PRIMARY
Average shares outstanding                                     16,211,360        15,670,718        16,116,392
Net effect of dilutive stock options based on the
  treasury stock method using average market price                407,577           727,206           638,897
                                                          ---------------   ---------------   ---------------

               TOTAL                                           16,618,937        16,397,924        16,755,289
Net Income                                                $    12,760,481   $    17,259,358   $     2,533,580
                                                          ===============   ===============   ===============
Per Share amount                                          $          0.77   $          1.05   $          0.15
                                                          ===============   ===============   ===============

FULLY DILUTED
Average shares outstanding                                     16,211,360        15,670,718        16,116,392
Net effect of dilutive stock options based on the
  treasury stock method using the year end market
  price, if higher than average market price                         --             870,804           748,133
                                                          ---------------   ---------------   ---------------

                             TOTAL                             16,211,360        16,541,522        16,864,525
Net Income                                                $    12,760,481   $    17,259,358   $     2,533,580
                                                          ===============   ===============   ===============
Per Share amount                                          $          0.79   $          1.04   $          0.15
                                                          ===============   ===============   ===============